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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     March 24, 1997
                                                 ----------------------


                       APPLIED CELLULAR TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


         Missouri                       33-79678                43-1641533
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


      Highway 160 & CC, Suite 5, Nixa, Missouri         65714
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      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:      417-725-9888
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Item 1. Changes in Control of Registrant

Item 2. Acquisition or Disposition of Assets.

            On March 24, 1997, Applied Cellular Technology, Inc., ("ACTC"), acting by and through its subsidiary, Universal Commodities Corporation, ("Buyer"), purchased 80% of the 1,000 issued and outstanding common shares, $1.00 par value, of Pizarro Re-Marketing, Inc., ("Pizarro"), from one shareholder, Donna W. Pizarro, (the "Seller"), in exchange for $960,000.00 in the form of ACTC's restricted common shares. The Seller received $768,000.00 worth of ACTC's restricted common shares at $4.7188 per share on March 24, 1997, by ACTC issuing 162,754 of its restricted common shares. Upon the first anniversary date of the Agreement of Sale, the Seller shall receive 40,688 of ACTC's restricted common shares at $4.7188 per restricted common share which restricted common shares shall have a value of $192,000.00, plus five percent (5%) interest accruing on such amount from the Closing Date until the first anniversary of the Agreement of Sale, only if Pizarro's financial statements reflect that Pizarro has earnings before income tax ("EBIT") equal to at least $300,000 for such period.

Item 3. Bankruptcy or Receivership.                         None.

Item 4. Change in Registrant's Certifying Accountant.       No.

Item 5. Other Events.                                       None.

Item 6. Resignation of Registrant's Directors.              None.

Item 7. Financial Statements and Exhibits.

(a)         Financial statements of business acquired.      Not Required.

(b)         Pro forma financial information, if required.   Not Required.

(c)         Exhibits.   Agreement of Sale containing        See Attached.
                        Exhibits for the Buyers
                        December 31, 1996 consolidated
                        Financial statements and employment
                        and non-compete agreement.

Item 8. Change in fiscal year.                              None.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    APPLIED CELLULAR TECHNOLOGY, INC.
                                    (Registrant)

Date:      April 11, 1997           /s/ David A. Loppert
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                                    Vice President, Chief Financial Officer



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